EXHIBIT 3.2
                                    BY-LAWS

                                       OF

                        RESOURCE BANKSHARES CORPORATION

                              ARTICLE I - OFFICES



The office of the Corporation shall be located in the City of Virginia Beach. The Corporation may also maintain offices at such other places within the United States as the Board of Directors may, from time to time, determine.


                    ARTICLE II - MEETING OF THE SHAREHOLDERS

Section 1 - Annual Meeting:

The annual meeting of the shareholders of the Corporation should be held on the fourth Thursday in April of each year for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Chairman, or the Secretary at the written request of the holders of twenty five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Laws of the Commonwealth of Virginia.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record fifty one percent (51%) of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:

(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.


                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

(a) The number of the directors of the Corporation shall be no more than fifteen (15), unless and until otherwise determined by vote of three-fourths (3/4) of the entire Board of Directors. The number of Directors shall not be less than five (5), unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation who must meet the minimum ownership requirements by the Commonwealth of Virginia, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding the term of his expiration, and until his successor is elected and qualified, or until his prior death, resignation or removal. The terms of the directors shall be staggered in a manner that will provide for five directors being elected each year for a three year term. The initial directors shall be elected for staggered terms with five (5) each having terms of three
(3) years; two (2) years; and one (1) year.

Section 2 - Duties and Powers:

The board of directors of every bank is charged with absolute responsibility for directing the bank's affairs. In doing so, however, the board is not expected to involve itself in actual, direct supervision of the daily routine operation of the bank, which is the function and responsibility of management. "Directing" means providing the bank's operating management with a clear and concise set of guidelines and policies which will serve as the framework within which the bank's affairs should be conducted, limited, or controlled. But it means more -- it also means that the board needs to establish a mechanism for overseeing the performance of management in such a way as to ensure that policies and guidelines are being executed effectively. Such guidelines and policies should cover all major functions, including (but not necessarily limited to) market strategy, management of resources, lending, investments, personnel, and conflicts of interest.

In addition, policies and guidelines should be reviewed periodically for effectiveness and possible revisions or updating. They should be reaffirmed at least annually and that action noted in the board's minutes.

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders and at least once a month thereafter.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting, provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special Meetings of the Board of Directors shall be held whenever called by the Chairman or at the request of two-thirds (2/3) of the Board of Directors, at such time and place may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held.


A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

At all meetings of the Board of Directors, the Chairman of the Board shall preside. In his absence, the Vice Chairman shall preside; in his absence, the Secretary shall preside.

Section 6 - Rules of Order:

All meetings of the shareholders and Board of Directors, whether regular or special, shall be conducted in pursuance to the requirement of Roberts Rules of Order.

Section 7 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of two-thirds (2/3) of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 8 - Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock which he may hold. No voting by proxy will be allowed at Board or Committee meetings.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting which a quorum is present shall be the act of the Board of Directors.

Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

(c) There are several actions that shall necessitate a vote of two-thirds (2/3) of the members of the Board of Directors. These actions shall include:

         1)       Amendments to Bylaws
         2)       Acquisition or Merger Actions
         3)       Authorization to Construct a New Building
         4)       Capital Expenditures greater than $100,000
         5)       Removal of a Director from the Board
         6) Removal of the President or Executive Vice President from their respective positions
         7)       Adoption of an Annual Budget
         8)       Contracts with a value of over $50,000
         9)       Any contracts or Loans with a Director or Officer

Section 9 - Vacancies:

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 10 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the Chairman or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 11 - Removal:

Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for the cause by action of the Board within the guidelines provided in Section 8 (c).

Section 12 - Salary:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee meetings; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13 - Contracts:

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 14 - Committees:

The Chairman of the Board may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as the Chairman may deem desirable, each committee consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such designation. Each committee shall serve at the pleasure of the Chairman. The Chairman shall also appoint each Committee Chairman to preside over the activities of that particular committee.

Section 15 - Indemnification of Directors and Officers:

A. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages. Any amendment to or repeal of this Section 5 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

B. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

C. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section B of this Section who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B.

D. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Section and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Section.

E. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to the indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section A of this Article 5 shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

F. The provisions of this Article 5 shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

G. Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.


                             ARTICLE IV - OFFICERS

Section 1 Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, Vice Chairman, and one or more Vice Presidents or other officers, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of the President and Secretary.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by the Board at any time except as otherwise provided for by specific contract.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive office of the Corporation.

Section 6 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chairman or such other person as the Chairman may authorize.

                          ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board, and (ii) the Secretary, or any Assistant Secretary, and may bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction as the Board of Directors in its discretion may require; the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, not less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and within the guidelines and constraints set up by appropriate regulatory bodies.

                           ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be January 1 - December 31, subject to applicable law.

                         ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                            ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a two-thirds (2/3) vote of shareholders at the time entitled to vote in the election of directors.

Section 2 - By Directors:

The Board of Directors, by a majority vote of two-thirds (2/3), shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-laws regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

         The undersigned certify the foregoing by-laws have been adopted as the first by-laws of the Corporation, in accordance with the requirements of the Commonwealth of Virginia.


Dated:_____________________________________